Exhibit 23.2

FAX (713) 651-0849

1100 LOUISIANA SUITE 3800	HOUSTON, TEXAS 77002-5218	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference and inclusion in the Registration Statement on Form S-3 (File No. 333-125677) and the Registration Statements on Form S-8 No. 333-22571, No. 333-93209, No. 333-61890, No. 333-106484 and No. 333-113619 of Edge Petroleum Corporation (the “Company”) of our oversight review letter, included as Exhibit 23.2 to the Current Report on Form 8-K of the Company filed on January 16, 2007 and included as Annex B to the Prospectus to which such Registration Statement on Form S-3 relates, in respect of the oil and gas reserves of certain interests of Smith Production Inc. as of December 31, 2006 anticipated to be acquired by the Company, and we hereby consent to all references to such letter and/or to this firm in each such Registration Statement, and further consent to our being named as an expert in each such Registration Statement and in each Prospectus or Prospectus Supplement to which any such Registration Statement relates.

/s/ RYDER SCOTT COMPANY, L.P.
RYDER SCOTT COMPANY, L.P.

Houston, Texas
January 16, 2007